SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On December 29, 2011, Charter Communications, Inc. (the “Company”) announced the final results of the previously announced cash tender offers for the Charter Communications Operating, LLC (“Charter Operating”) 8% Senior Second Lien Notes due 2012 (“2012 Notes”), the Charter Operating 10.875% Senior Second Lien Notes due 2014 (“2014 Notes”) and the CCH II, LLC (“CCH II”) 13.50% Senior Notes due 2016 (“2016 Notes” and, together with the 2012 Notes and the 2014 Notes, the “Notes”) commenced November 30, 2011 for up to $1.0 billion (the “Maximum Purchase Price”) aggregate purchase price, including the tender premium. The tender offers expired on December 28, 2011 (the "Expiration Date").

As previously announced, as of December 13, 2011, approximately $407 million aggregate principal amount of the 2012 Notes, $234 million aggregate principal amount of the 2014 Notes and $668 million aggregate principal amount of the 2016 Notes were validly tendered.  As of the Expiration Date, an additional $75 thousand aggregate principal amount of the 2014 Notes, and $1.4 million aggregate principal amount of the 2016 Notes were validly tendered. No additional 2012 Notes were tendered. This represented approximately 44.84%, 42.93% and 37.91% of the outstanding principal amount of the 2012 Notes, 2014 Notes and 2016 Notes, respectively.

Charter Operating accepted for payment all of the 2012 Notes and 2014 Notes, and CCH II accepted $286 million of the 2016 Notes that were validly tendered and not withdrawn by the Expiration Date.  The press release announcing the final results of the tender offers in more detail is attached as Exhibit 99.1.  Charter Operating and CCH II closed on the purchases of the Notes accepted in the tender offers on December 29, 2011.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release announcing the final results of the tender offers dated December 29, 2011.*

___________

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC. Registrant

Dated: January 3, 2012

By: /s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President – Finance, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing the final results of the tender offers dated December 29, 2011.*

___________

* filed herewith

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